SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 23, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01. OTHER EVENTS.

On August 23, 2006, subsidiaries of the registrant entered into an agreement to sell the registrant’s insurance premium finance company subsidiary AFCO Credit Corporation and its Canadian affiliate, CAFO Inc. to a subsidiary of BB&T Corporation. Terms of the transaction were not disclosed. The sale is expected to be completed during the first quarter of 2007 and is subject to regulatory approval.

In connection with the transaction, a subsidiary of the registrant will deposit cash or United States treasury securities in the Mellon Bank Premium Finance Loan Master Trust in substitution for insurance premium finance loans held by such Trust. This Trust has issued a collateral certificate to the Mellon Bank PFL Master Note Trust, which in turn has issued its Class A Notes, Class B Notes, Class C Notes and Class D Notes, each bearing the designation Series 2004-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: August 29, 2006	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer